Exhibit 99.1

Dorman Products, Inc. Reports Second Quarter 2024 Results; Raises Full Year 2024 Earnings Guidance
Highlights (All comparisons are to the prior year period unless otherwise noted):
•Net sales of $503.0 million, up 4.7% compared to $480.6 million
•Diluted earnings per share (“EPS”) of $1.53, up 47% compared to $1.04
•Adjusted diluted EPS* of $1.67, up 65% compared to $1.01
•Generated $63 million of cash from operating activities; repaid $15 million of debt and repurchased $25 million of its shares
•Raises its full-year earnings guidance for 2024

COLMAR, PA (August 1, 2024) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced its financial results for the second quarter ended June 29, 2024.

Kevin Olsen, Dorman’s President and Chief Executive Officer, stated, “We are pleased with our results in the second quarter, achieving a significant increase in EPS over the prior year. Net sales growth was led by our Light Duty segment with high-single digit growth driven by continuing positive industry fundamentals and our new product introductions. This growth was partially offset by declines in our Heavy Duty and Specialty Vehicle segments, which were negatively impacted by continued sector softness in those businesses.

“Given our strong results through the first six months and positive outlook for our overall business for the remainder of the year, we are raising our earnings guidance for 2024. We now expect diluted EPS to be in the range of $5.32 to $5.52 and adjusted diluted EPS* to be in the range of $6.00 to $6.20, a significant increase from our prior guidance.

“We are confident that our growth and innovation strategy, coupled with the dedication and hard work of our Contributors, will enable us to continue driving momentum for our customers and other stakeholders.”

Second Quarter Financial Results
The Company reported second quarter 2024 net sales of $503.0 million, up 4.7% compared to net sales of $480.6 million in the second quarter of 2023.

Gross profit was $199.4 million in the second quarter of 2024, or 39.6% of net sales, compared to $163.5 million, or 34.0% of net sales, for the same quarter last year. Adjusted gross margin* was 39.6% in the second quarter of 2024 compared to 35.1% in the same quarter last year.

Selling, general and administrative (“SG&A”) expenses were $126.9 million, or 25.2% of net sales, in the second quarter of 2024 compared to $108.3 million, or 22.5% of net sales, for the same quarter last year. Adjusted SG&A expenses* were $120.7 million, or 24.0% of net sales, in the second quarter of 2024, compared to $114.4 million, or 23.8% of net sales, in the same quarter last year.

Diluted EPS was $1.53 in the second quarter of 2024, up 47% compared to diluted EPS of $1.04 in the same quarter last year. Adjusted diluted EPS* was $1.67 in the second quarter of 2024, up 65% compared to adjusted diluted EPS* of $1.01 in the same quarter last year.

During the quarter, the Company generated $63 million in cash from operating activities, invested $12 million in capital expenditures, repaid $15 million in debt and returned $25 million to shareholders through stock repurchases.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023	Change
Light Duty	$385.4	$353.8	9%	17.1%	11.6%	550 bps
Heavy Duty	61.2	69.1	-11%	4.4%	4.9%	-50 bps
Specialty Vehicle	56.4	57.7	-2%	17.8%	16.8%	100 bps

2024 Guidance
The Company updates its full-year 2024 guidance, detailed in the table below, which excludes any potential impacts from future acquisitions and divestitures, supply chain disruptions, significant inflation, interest rate changes and additional share repurchases.

	Updated 2024 Guidance	Prior 2024 Guidance
Net Sales Growth vs. 2023	3% – 5%	3% – 5%
Diluted EPS	$5.32 – $5.52	$4.71 – $5.01
Growth vs. 2023	30% – 35%	15% – 22%
Adjusted Diluted EPS*	$6.00 – $6.20	$5.40 – $5.70
Growth vs. 2023	32% – 37%	19% – 26%
Tax Rate Estimate	24%	24%

Conference Call and Webcast
The Company will hold a conference call and webcast for investors on Friday, August 2, 2024 beginning at 8:00 a.m. Eastern time. The conference call can be accessed by telephone at (888) 440-4182 within the U.S. or +1 (646) 960-0653 outside the U.S. When prompted, enter the conference ID number 1698878. A live audio webcast along with the accompanying presentation materials can be accessed on the Company’s website at Dorman Products, Inc. - Events. A replay of the session will be available on the Investor section of the Company’s website after the call.

About Dorman Products
Dorman gives professionals, enthusiasts and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products, covering cars, trucks and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures are included in the supplemental schedules attached.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Alex Whitelam, VP, Investor Relations & Risk Management
awhitelam@dormanproducts.com
(445) 448-9522

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC.
Consolidated Statements of Operations
(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	6/29/24	Pct.*	7/1/23	Pct. *
Net sales	$502,951	100.0	$480,568	100.0
Cost of goods sold	303,550	60.4	317,062	66.0
Gross profit	199,401	39.6	163,506	34.0
Selling, general and administrative expenses	126,949	25.2	108,308	22.5
Income from operations	72,452	14.4	55,198	11.5
Interest expense, net	10,202	2.0	12,565	2.6
Other (income) expense, net	(136)	(0.0)	(396)	(0.1)
Income before income taxes	62,386	12.4	43,029	9.0
Provision for income taxes	14,976	3.0	10,259	2.1
Net income	$47,410	9.4	$32,770	6.8

Diluted earnings per share	$1.53		$1.04

Weighted average diluted shares outstanding	31,071		31,528

	Six Months Ended		Six Months Ended
(unaudited)	6/29/24	Pct.*	7/1/23	Pct. *
Net sales	$971,652	100.0	$947,306	100.0
Cost of goods sold	590,805	60.8	639,323	67.5
Gross profit	380,847	39.2	307,983	32.5
Selling, general and administrative expenses	253,957	26.1	234,671	24.8
Income from operations	126,890	13.1	73,312	7.7
Interest expense, net	20,807	2.1	24,518	2.6
Other income, net	(96)	(0.0)	(753)	(0.1)
Income before income taxes	106,179	10.9	49,547	5.2
Provision for income taxes	25,941	2.7	11,094	1.2
Net income	$80,238	8.3	$38,453	4.1

Diluted earnings per share	$2.58		$1.22

Weighted average diluted shares outstanding	31,160		31,533
* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Consolidated Balance Sheets
(in thousands, except share data)

(unaudited)	6/29/24	12/31/23
Assets
Current assets:
Cash and cash equivalents	$47,467	$36,814
Accounts receivable, less allowance for doubtful accounts of $1,583 and $3,518	526,183	526,867
Inventories	620,371	637,375
Prepaids and other current assets	39,014	32,653
Total current assets	1,233,035	1,233,709
Property, plant and equipment, net	165,766	160,113
Operating lease right-of-use assets	102,461	103,476
Goodwill	443,020	443,889
Intangible assets, net	290,277	301,556
Other assets	51,156	49,664
Total assets	$2,285,715	$2,292,407
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$164,657	$176,664
Accrued compensation	22,266	23,971
Accrued customer rebates and returns	203,681	204,495
Revolving credit facility	69,460	92,760
Current portion of long-term debt	15,625	15,625
Other accrued liabilities	38,430	33,636
Total current liabilities	514,119	547,151
Long-term debt	461,188	467,239
Long-term operating lease liabilities	89,606	91,262
Other long-term liabilities	10,165	9,627
Deferred tax liabilities, net	9,317	8,925
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 30,765,672 and 31,299,770 shares issued and outstanding in 2024 and 2023, respectively	308	313
Additional paid-in capital	106,714	101,045
Retained earnings	1,098,506	1,069,435
Accumulated other comprehensive loss	(4,208)	(2,590)
Total shareholders’ equity	1,201,320	1,168,203
Total liabilities and shareholders' equity	$2,285,715	$2,292,407
Selected Cash Flow Information (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	6/29/24	7/1/23	6/29/24	7/1/23
Cash provided by operating activities	$63,349	$66,676	$115,329	$92,886
Depreciation, amortization and accretion	$14,352	$13,429	$28,203	$26,969
Capital expenditures	$11,935	$12,732	$22,690	$23,269

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Adjusted Net Income:

	Three Months Ended		Six Months Ended
(unaudited)	6/29/24*	7/1/23*	6/29/24*	7/1/23*
Net income (GAAP)	$47,410	$32,770	$80,238	$38,453
Pretax acquisition-related intangible assets amortization [1]	5,481	5,418	10,965	10,851
Pretax acquisition-related transaction and other costs [2]	448	5,866	931	14,415
Pretax executive transition services expense [3]	—	22	—	1,801
Pretax fair value adjustment to contingent consideration [4]	—	(12,400)	—	(12,400)
Pretax reduction in workforce costs [5]	282	—	4,850	—
Tax adjustment (related to above items) [6]	(1,644)	201	(4,161)	(3,677)
Adjusted net income (Non-GAAP)	$51,977	$31,877	$92,823	$49,443

Diluted earnings per share (GAAP)	$1.53	$1.04	$2.58	$1.22
Pretax acquisition-related intangible assets amortization [1]	0.18	0.17	0.35	0.34
Pretax acquisition-related transaction and other costs [2]	0.01	0.19	0.03	0.46
Pretax executive transition services expense [3]	—	0.00	—	0.06
Pretax fair value adjustment to contingent consideration [4]	—	(0.39)	—	(0.39)
Pretax reduction in workforce costs [5]	0.01	—	0.16	—
Tax adjustment (related to above items) [6]	(0.05)	0.01	(0.13)	(0.12)
Adjusted diluted earnings per share (Non-GAAP)	$1.67	$1.01	$2.98	$1.57

Weighted average diluted shares outstanding	31,071	31,528	31,160	31,533
* Amounts may not add due to rounding.
See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Adjusted Gross Profit:

	Three Months Ended		Three Months Ended
(unaudited)	6/29/24	Pct.**	7/1/23	Pct.**
Gross profit (GAAP)	$199,401	39.6	$163,506	34.0
Pretax acquisition-related transaction and other costs [2]	2	0.0	4,971	1.0
Adjusted gross profit (Non-GAAP)	$199,403	39.6	$168,477	35.1

Net sales	$502,951		$480,568

	Six Months Ended		Six Months Ended
(unaudited)	6/29/24	Pct.**	7/1/23	Pct.**
Gross profit (GAAP)	$380,847	39.2	$307,983	32.5
Pretax acquisition-related transaction and other costs [2]	10	0.0	11,800	1.2
Adjusted gross profit (Non-GAAP)	$380,857	39.2	$319,783	33.8

Net sales	$971,652		$947,306

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	6/29/24	Pct.**	7/1/23	Pct.**
SG&A expenses (GAAP)	$126,949	25.2	$108,308	22.5
Pretax acquisition-related intangible assets amortization [1]	(5,481)	(1.1)	(5,418)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(446)	(0.1)	(896)	(0.2)
Pretax executive transition services expense [3]	—	—	(22)	(0.0)
Pretax fair value adjustment to contingent consideration [4]	—	—	12,400	2.6
Pretax reduction in workforce costs [5]	(282)	(0.1)	—	—
Adjusted SG&A expenses (Non-GAAP)	$120,740	24.0	$114,372	23.8

Net sales	$502,951		$480,568

	Six Months Ended		Six Months Ended
(unaudited)	6/29/24	Pct.**	7/1/23	Pct.**
SG&A expenses (GAAP)	$253,957	26.1	$234,671	24.8
Pretax acquisition-related intangible assets amortization [1]	(10,965)	(1.1)	(10,851)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(921)	(0.1)	(2,615)	(0.3)
Executive transition services expense [3]	—	—	(1,801)	(0.2)
Pretax fair value adjustment to contingent consideration [4]	—	—	12,400	1.3
Pretax reduction in workforce costs [5]	(4,850)	(0.5)	—	—
Adjusted SG&A expenses (Non-GAAP)	$237,221	24.4	$231,804	24.5

Net sales	$971,652		$947,306
* *Percentage of sales. Data may not add due to rounding.
[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of acquisitions to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $5.5 million pretax (or $4.1 million after tax) during the three months ended June 29, 2024 and $11.0 million pretax (or $8.2 million after tax) during the six months ended June 29, 2024. Such costs were $5.4 million pretax (or $4.0 million after tax) during the three months ended July 1, 2023 and $10.9 million pretax (or $8.1 million after tax) during the six months ended July 1, 2023.
[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions, accretion on contingent consideration obligations, inventory fair value adjustments and facility consolidation and start-up expenses. During both the three and six months ended June 29, 2024, we incurred charges included in cost of goods sold for integration costs of $0.0 million pretax (or $0.0 million after tax). During the three and six months ended June 29, 2024, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions of $0.4 million pretax (or $0.3 million after tax) and $0.9 million pretax (or $0.7 million after tax), respectively.
During the three and six months ended July 1, 2023, we incurred charges included in cost of goods sold for integration costs, other facility consolidation expenses and inventory fair value adjustments of $5.0 million pretax (or $3.8 million after tax) and $11.8 million pretax (or $8.9 million after tax), respectively. During the three and six months ended July 1, 2023, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions, accretion on contingent consideration obligations and

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
facility consolidation and start-up expenses of $0.9 million pretax (or $0.7 million after tax) and $2.6 million pretax (or $2.0 million after tax), respectively.
[3] – Pretax executive transition service expenses represents an accrual for costs required to be paid under an agreement in connection with the planned transition of our Executive Chairman to Non-Executive Chairman, and other professional services rendered in connection with the execution of the agreement. The expense was $1.8 million pretax (or $1.4 million after tax) during the six months ended July 1, 2023.
[4] – Fair value adjustments to contingent consideration represents the change to our estimates of ultimate earnout payment amounts for a previously completed acquisition based on projections of financial performance compared to the target amounts defined in the purchase agreement and totaled $12.4 million pretax (or $9.4 million after tax) during the three and six months ended July 1, 2023.
[5] – Pretax reduction in workforce costs represents costs incurred in connection with our planned workforce reduction including severance and other payroll-related costs insurance continuation costs, modifications of share-based compensation awards, and other costs directly attributable to the action. During the three and six months ended June 29, 2024, the expense was $0.3 million pretax (or $0.2 million after tax) and $4.9 million pretax (or $3.7 million after tax), respectively.
[6] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above and totaled $(1.6) million and $(4.2) million during the three and six months ended June 29, 2024, respectively, and $0.2 million and $(3.7) million during the three and six months ended July 1, 2023, respectively. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

2024 Guidance:

The Company provides the following updated guidance ranges related to their fiscal 2024 outlook:

	Year Ending 12/31/2024
(unaudited)	Low End*	High End*
Diluted earnings per share (GAAP)	$5.32	$5.52
Pretax acquisition-related intangible assets amortization	0.70	0.70
Pretax acquisition transaction and other costs	0.05	0.05
Pretax reduction in workforce costs	0.15	0.15
Tax adjustment (related to above items)	(0.22)	(0.22)
Adjusted diluted earnings per share (Non-GAAP)	$6.00	$6.20

Weighted average diluted shares outstanding	31,100	31,100
*Data may not add due to rounding.